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                                                                EXHIBIT 6C

                                                            AS AMENDED 5/10/95


               DISTRIBUTION AND SHAREHOLDERS' SERVICES AGREEMENT

     THIS AGREEMENT is made this 10 day of May, 1995, by and between IAI Investment Funds VI, Inc., a Minnesota corporation (the "Corporation"), on behalf of each portfolio represented by a series of shares of common stock of the Corporation (the "Portfolios") set forth in Exhibit A hereto, as supplemented from time to time, and IAI Securities, Inc., a Minnesota corporation ("Securities").

     1.  DISTRIBUTION AND SHAREHOLDER SERVICES.

         The Corporation hereby engages Securities, and Securities hereby agrees to act, as principal underwriter for the Corporation in connection with the sale and distribution of Portfolio shares to the public. Securities agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold. Securities, or others retained by it, may also provide shareholder services, as described in the Corporation's Plan of Distribution.

     2.  SALE OF PORTFOLIO SHARES.

         Portfolio shares are to be sold only on the following terms:

         (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Corporation. Any offer or sale shall be conclusively presumed to have been accepted by the Corporation if the Corporation shall fail to notify Securities of the rejection of such offer or sale prior to the computation of the net asset value of the respective Portfolio's shares next following receipt by the Corporation of notice of such offer or sale.

         (b) Portfolio shares shall not be sold by Securities for an amount less than the net asset value of such shares. No such shares shall be sold by Securities for any consideration other than cash or, pursuant to an exchange privilege provided for by the currently effective Prospectus of the respective Portfolio, shares of any other investment company for which Securities act as principal underwriter.

     3.  REGISTRATION OF SHARES.

         The Corporation agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of the shares of each Portfolio for sale in such jurisdiction as the Corporation may designate.

     4.  INFORMATION TO BE FURNISHED TO SECURITIES.

         The Corporation agrees that it will furnish Securities with such information with respect to the affairs and accounts of the Corporation and the Portfolios as Securities may from time to time reasonably require and further agrees that Securities, at all reasonable times, shall be permitted to inspect the books and records of the Corporation.

     5.  ALLOCATION OF EXPENSES.

         During the period of this contract, the Corporation, on behalf of each Portfolio shall pay or cause to be paid all expenses, costs and fees which are not assumed by Securities or Investment Advisers, Inc. ("Advisers"). Securities shall pay all promotional expenses in connection with the distribution of Portfolio shares including paying for prospectuses and shareholder reports for new shareholders and the costs of sales literature. Securities shall pay all expenses which it incurs in connection with providing shareholder services. Advisers, rather than Securities, may bear the expenses referred to in the above two sentences, but Securities shall be primarily liable for such expenses until paid.
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     6.  COMPENSATION TO SECURITIES.

         As compensation for all of its services and its costs assumed under this contract, the Corporation, on behalf of each Portfolio, shall pay Securities a monthly fee based upon the average net assets of the Portfolios as set forth in Exhibit A hereto, as supplemented from time to time.

         Securities hereby agrees to waive a portion or all of the monthly fee with respect to each Portfolio to the extent that the expenses for such Portfolio exceeds its expense limitation referenced in Part Three of the Investment Advisory Agreement between the Corporation and Advisers.

         The monthly distribution fee paid by each Portfolio shall be used by Securities for the purposes of financing any activity which is primarily intended to result in the sale of such Portfolio's shares as set forth in a written plan and in any related agreements which shall comply with Rule 12b-1 under the Investment Company Act of 1940, as such rule may be periodically amended.

     7.  LIMITATION OF SECURITIES' AUTHORITY.

         Securities shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Corporation or any Portfolio. In connection with its role as underwriter of Portfolio shares, Securities shall at all times be deemed an agent of the Corporation and shall sell such shares to purchasers thereof as agent and not as principal.

     8.  SUBSCRIPTION FOR SHARES--REFUND FOR CANCELED ORDERS.

         Securities shall effect the subscription of Portfolio shares as agent for the Corporation. In the event that an order for the purchase of Portfolio shares is placed with Securities by a customer and subsequently canceled, Securities, on behalf of such customer or dealer, shall forthwith cancel the subscription for such shares entered on the books of the Corporation, and if Securities has paid the Corporation for such shares, shall be entitled to receive from the Corporation in refund of such payment the lesser of:

         (a) the consideration received by the Corporation for said shares; and

         (b) the net asset value of such shares at the time of cancellation by Securities.

     9.  INDEMNIFICATION OF THE CORPORATION.

         Securities agrees to indemnify the Corporation against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of Portfolio shares by Securities. In the event of the threat or institution of any such litigation or legal proceedings against the Corporation, Securities shall defend such action on behalf of the Corporation at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, Securities shall not be required to pay or reimburse the Corporation for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Corporation to Securities, or to Securities by a director, officer, or employee of the Corporation who is not an interested person of Securities, unless the information so supplied or omitted was available to Securities or Advisers without recourse to the Corporation or any such interested person of the Corporation.

     10. FREEDOM TO DEAL WITH THIRD PARTIES.

         Securities shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the service and duties to be rendered by it hereunder.
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     11. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT.

         This Agreement shall become effective with respect to each Portfolio on the date set forth on Exhibit A hereto, as supplemented from time to time.

         Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Corporation, or by the vote of the holders of a majority of the outstanding voting securities of the applicable Portfolio, and (b) by a majority of the directors who are not interested persons of Securities or of the Corporation cast in person at a meeting called for the purpose of voting on such approval. Whenever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Portfolio shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

         This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the vote of the Board of Directors of the Corporation or by the vote of the holders of majority of the outstanding voting securities of such Portfolio, or by Securities, upon sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     12. AMENDMENTS TO AGREEMENT.

         No material amendment to this Agreement shall be effective until approved by a vote of the Board of Directors of the Corporation, including a majority of the directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in this Agreement, case in person at a meeting called for the purpose of voting on such amendment. Additionally, no amendment to this Agreement that materially increases the fee payable by a Portfolio hereunder shall be effective until approved by a vote of the holders of a majority of the outstanding voting securities of such Portfolio.

     13. NOTICES.

         Any notice under this Agreement shall be in writing addressed, delivered or mailed, postage prepaid to the other party at such address as such other party may designate in writing for receipt of such notice.


         IN WITNESS WHEREOF, the Corporation and Securities have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                             IAI INVESTMENT FUNDS VI, INC.


                             By:
                                 --------------------------------
                                 Noel P. Rahn, Chairman


                             IAI SECURITIES, INC.


                             By:
                                 --------------------------------
                                 Richard E. Struthers, President